AGREEMENT  AND  PLAN  OF  REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 13th day of April, 2000, by and among 2THEMART.COM, INC., an Oklahoma corporation ("2TM"), 2THEMART.COM, INC., a Delaware corporation ("2TMD"), and the "Surviving Corporation"), GOTOWORLD.COM, INC., a Delaware corporation ("GTW") and LANGUAGEFORCE, INC., a Colorado corporation ("LF").

                                 RECITALS

     A. GTW is a wholly-owned subsidiary of LF and 2TMD is a wholly-owned subsidiary of 2TM.

     B. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the parties intend that 2TM will merge with and into 2TMD (the "Initial Merger") and immediately subsequently GTW will merge with and into 2TMD (the "Subsequent Merger" and, together with the Initial Merger, the "Mergers"), whereby at the Effective Time of the Initial Merger, all of the 2TM Common Stock will be converted into shares of 2TMD Common Stock on a one share for one share basis and at the Effective Time of the Subsequent Merger all of the GTW Common Stock will be converted into fifty-two million nine hundred thirty thousand nine hundred and thirty-one (52,930,931) shares of 2TM Common Stock

     C. For federal income tax purposes, it is intended that the Mergers shall qualify as a tax free reorganization within the meaning of '368(a)(2)(D) of the Code.

     D. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Mergers.

                                 AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     1     CERTAIN  DEFINITIONS.

     1.1 "2TM COMMON STOCK" shall mean all of the outstanding shares of Common Stock of 2TM.

     1.2 "2TM DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to GTW and LF by 2TM and 2TMD disclosing such items and matters as are required to be disclosed under this Agreement.

     1.3 "2TM FINANCIAL STATEMENTS" shall mean 2TM's audited balance sheet as of December 31, 1999, and statements of operations, stockholder's equity and cash flow for the twelve (12) month period then ended.


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     1.4     "2TM  PRODUCTS/SERVICES"  shall mean all products or services which have been, or are being, marketed by 2TM, or are currently under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.5 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

     1.6 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     1.7     "CLOSING  DATE"  shall  mean  the  date  of  the  Closing.

     1.8 "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     1.9 "COMMISSION" shall mean the United States Securities and Exchange Commission.

     1.10 "DISSENTING SHARES" shall mean those shares held by holders who perfect their appraisal rights under the applicable state laws.

     1.11 "EFFECTIVE TIME" shall mean the date and time of the effectiveness of the Initial Merger under Delaware and Oklahoma law and the date and time of the effectiveness of the Subsequent Merger under Delaware law.

     1.12     "GAAP"  shall  mean  generally  accepted  accounting  principles.

     1.13 "GTW COMMON STOCK" shall mean all the outstanding shares of common stock of GTW.

     1.14 "GTW DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to 2TM and 2TMD by GTW and LF disclosing such items and matters as are required to be disclosed under this Agreement.

     1.15 "GTW FINANCIAL STATEMENTS" shall mean GTW's audited balance sheet as of December 31, 1999, and statements of operations, stockholders' equity and cash flow for the twelve (12) month period then-ended.

     1.16 "GTW PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by GTW or are currently under development, and all trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.17 "MATERIAL ADVERSE EFFECT" shall mean an effect on the operations, assets or financial condition of an entity considered as a whole which would lead a reasonable business person to conclude that entering into the Merger would not be advisable in light of the effect.

     1.18 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.


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     1.19     "SUBSIDIARY"  OR  "SUBSIDIARIES"  shall  mean  all  corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.

     1.20 "TRANSACTION DOCUMENTS" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

     2.     PLAN  OF  REORGANIZATION.

     2.1 THE MERGERS. Subject to the terms and conditions of this Agreement and the Certificate of Merger, 2TM shall be merged with and into 2TMD and immediately thereafter GTW shall be merged with and into 2TMD in accordance with the applic-able provisions of the laws of the States of Delaware and Oklahoma, and with the terms and conditions of this Agreement and the Certificates of Merger set forth as Exhibits A, B and C, so that:

     (A At the Effective Time (as defined in Section 2.5 (below)), 2TM shall be merged with and into 2TMD and immediately subsequently GTW shall be merged with and into 2TMD. As a result of the Initial Merger, the separate corporate existence of 2TM shall cease, and 2TMD shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of 2TM in accordance with the laws of Oklahoma and Delaware. As a result of the Subsequent Merger, the separate corporate existence of GTW shall cease, and 2TMD shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of GTW (which shall include the rights and obligations of 2TM) in accordance with the laws of Delaware.

     (B The Certificate of Incorporation and Bylaws of 2TMD in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law, provided, however, that the name of 2TMD shall be changed to "Gotoworld.com, Inc."

     (C Subject to the terms of this Agreement, Ian S. Simpson shall become the President, Chief Executive Officer and Chairman of the Board of the Surviving Corporation and the remaining directors and officers of 2TM immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time, except that Steven W. Rebeil shall resign all officer positions with the Surviving Corporation. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation. The parties hereto agree that the Board of Directors of the Surviving Corporation shall consist of not less than seven members, two of which shall be designated by 2TMD and two of which shall be designated by GTW, with the remaining three initially selected by the four designees.

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     2.2     CONVERSION  OF  SHARES.

     (A Each share of 2TM Common Stock, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Initial Merger, and at the Effective Time, and without further action on the part of any holder thereof, be converted into an equivalent number of shares of fully paid and nonassessable shares of 2TMD common stock on a one share for one share basis.

     (B All of the shares of GTW common stock, issued and outstanding immediately prior to the Effective Time (all of which are owned by LF as of the date of this agreement), will, by virture of the Subsequent Merger, and at the Effective Time, and without further action on the part of LF, be converted into fifty-two million nine hundred thirty thousand nine hundred and thirty-one (52,930,931) shares of fully paid and nonassessable shares of 2TMD common stock.

     (C) In the event the issued and outstanding shares of 2TM common stock as set forth in Section 3.2(a) are subsequently reduced by the voluntary cancellation of any of said shares by the Surviving Company and the respective shareholder therein, the shares issued to GTW as set forth in Section 2.2(b) shall be reduced by 62.6333% of the shares so cancelled.

     2.3 FRACTIONAL SHARES. No fractional shares of 2TMD common stock will be issued in connection with the Subsequent Merger.

     2.4 THE CLOSING. Subject to termination of this Agreement as provided in Section 10 (below), the Closing shall take place at the offices of 2TheMart.com, Inc., 18301 Von Karman Avenue, Seventh Floor, Irvine, CA 92612, as soon as possible upon the satisfaction or waiver of all conditions set forth in Sections 8, 9 and 10 hereof, or such other time and place as is mutually agreeable to the parties. The Closing shall be no later than the time following the clearance of 2TMD's required time period under the required filing in accordance with Schedule 14C.

     2.5 EFFECTIVE TIME. Simultaneously with the Closing, the Certificate of Merger for the Initial Merger shall be filed in the office of the Secretary of State of the State of Delaware and the Secretary of State of the State of Oklahoma. Immediately upon filing of the Certificate of Merger for the Initial Merger, the Certificate of Merger for the Subsequent Merger shall be filed in the office of the Secretary of State of the State of Delaware. The Initial Merger shall become effective immediately upon the filing of the first Certificate of Merger with such offices and the Subsequent Merger shall become effective immediately upon the filing of the second Certificate of Merger with such office.

     2.6 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Mergers in accordance with the provisions of '368(a)(2)(D) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Mergers as a reorganization within the meaning of '368(a) of the Code. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of '356 of the Code is being paid by GTW or 2TM for the 2TMD Common Stock. In addition, GTW and 2TMD represent now, and as of the Closing Date, that they presently intend to continue 2TM's historic business or use a significant portion of 2TM's business assets in a business and 2TM and 2TMD represent now, and as of the Closing Date, that they presently intend to continue GTW's historic business or use a significant portion of GTW's business assets in a business.

     3. REPRESENTATIONS AND WARRANTIES OF 2TM AND 2TMD. Except as otherwise set forth in the 2TM Disclosure Schedule attached hereto, 2TM and 2TMD jointly and severally represent and warrant to GTW and LF as set forth below. No fact or circumstance disclosed shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the 2TM Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by 2TM, 2TMD, GTW and LF.

     3.1 ORGANIZATION. 2TM and 2TMD are corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. 2TM and 2TMD are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on 2TM and 2TMD. The 2TM Disclosure Schedule contains a true and complete listing of the locations of all sales offices, and any other offices or facilities of 2TM, and a true and complete list of all states in which 2TM maintains any employees. The 2TM Disclosure Schedule contains a true and complete list of all states in which 2TM is duly qualified to transact business as a foreign corporation. True and complete copies of 2TM's and 2TMD's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to GTW, LF or their representatives.

     3.2     CAPITALIZATION.

     (A The authorized capital of 2TM will consist, prior to the Closing, of 50,000,000 shares of Common Stock, of which 29,578,194 shares will be issued and outstanding. The authorized capital of 2TMD will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which 1,000 shares will be issued and outstanding. 2TM is the record and beneficial owner of all such shares of 2TMD Common Stock, free and clear of any and all claims, liens, encumbrances or security interests.

     (B Except as set forth in the 2TM Disclosure Schedule, neither 2TM nor 2TMD has outstanding any preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any 2TM or 2TMD capital stock or other securities.

     (C All of the issued and outstanding shares of 2TM and 2TMD capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of 2TM's or 2TMD's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     (D Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of 2TM's or 2TMD's capital stock.

     (E Except as set forth in the 2TM Disclosure Schedule, 2TM is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

     (F     2TM  is  not  a  party  or subject to any agreement or understanding
(and, to 2TM's and 2TM's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

     3.3 POWER, AUTHORITY AND VALIDITY. 2TM and 2TMD have the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of 2TM and 2TMD and, except for approval of the shareholders of 2TM, no other corporate proceedings on the part of 2TM or 2TMD are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. 2TM and 2TMD are not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which 2TM is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Oklahoma, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to 2TM's business, nor consent of any governmental authority, is required to be obtained on the part of 2TM to permit the transactions contemplated herein and to permit 2TM to continue the business activities of 2TM as previously conducted by 2TM without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by 2TM and 2TMD shall be, the valid and binding obligations of 2TM and 2TMD, enforceable in accordance with their respective terms.

     3.4     FINANCIAL  STATEMENTS.

     (A     2TM  has  delivered  to  GTW copies of the 2TM Financial Statements.

     (B The 2TM Financial Statements are complete and in accordance with the books and records of 2TM and present fairly the financial position of 2TM as of its historical dates. The 2TM Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), 2TM does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the 2TM Financial Statements are adequate in light of the contingencies with respect to which they are made.

     (C 2TM has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the 2TM Financial Statements, except for those (i) that may have been incurred after the date of the 2TM Financial Statements; or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that 2TM has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the 2TM Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     3.5     TAX  MATTERS.

     (A 2TM has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from 2TM have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the 2TM Financial Statements are adequate and there are no tax liens on any property or assets of 2TM. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (B     All  taxes  which  2TM has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (C     2TM  is  not  a  party  to  any  tax-sharing  agreement  or  similar arrangement  with  any  other  party.

     (D     At  no time has 2TM been included in the federal consolidated income tax  return  of  any  affiliated  group  of  corporations.

     (E No payment which 2TM is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (F     2TM is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     3.6     TAX-FREE  REORGANIZATION.

     (A     Neither  2TM  nor  2TMD  has taken or agreed to take any action that would prevent the Mergers from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (B     Neither  2TM  nor  2TMD  is  an  investment  company  as  defined in
''368(a)(2)(F)(iii)  and  (iv)  of  the  Code.

     3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, 2TM has not:

     (A suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the 2TM Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of 2TM;

     (B     suffered  any  damage,  destruction  or  loss,  whether  covered  by insurance or not, materially and adversely affecting its properties or business;

     (C     granted  or  agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

     (D declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

     (E issued any shares of its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its shares pursuant to the exercise of outstanding options or pursuant to its current Private Placement Memorandum;

     (F     made  any  change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amorti-zation policies or rates adopted therein;

     (G     sold,  leased,  abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (H sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

     (I     suffered  any  labor  dispute;

     (J     engaged  in  any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

     (K     incurred  any  liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

     (L permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

     (M     made  any  capital  expenditure  or  commitment  for  additions  to property, plant or equipment individually in excess of Ten Thousand Dollars ($10,000), or in the aggregate, in excess of Fifty Thousand Dollars ($50,000);

     (N paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

     (O     made  any  amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the 2TM Disclosure Schedule; or

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     (P     agreed to take any action outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     3.8 TITLE AND RELATED MATTERS. 2TM has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the 2TM Financial Statements or acquired after the date of the 2TM Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the 2TM Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities and the security provided pursuant to 2TM's Payment Agreement with IBM dated November 19, 1999. The equipment of 2TM used in the operation of its business is in good operating condition and repair. All real or personal property leases to which 2TM is a party are valid, binding, enforceable obligations of 2TM effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The 2TM Disclosure Schedule contains a description of all real and personal property leased or owned by 2TM, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of 2TM's leases have been provided to GTW, LF or their representatives.

     3.9     PROPRIETARY  RIGHTS.

     (A 2TM owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of 2TM's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the 2TM Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "2TM Proprietary Rights") and 2TM has the right to transfer all such rights to 2TMD as contemplated hereby. The foregoing representation as it relates to 2TM Third-Party Technology (as hereinafter defined) is limited to 2TM's interest pursuant to the 2TM
Third-Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant 2TM such rights to the 2TM Third-Party Technology as are employed in or necessary to the business of 2TM as conducted or proposed to be conducted. The 2TM Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the 2TM Products/ Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto; and (ii) a list of all licenses and other agreements with third parties (the "2TM Third-Party Licenses") relating to any inventions, technology, know-how, or processes that 2TM is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by 2TM (such software, inventions, technology, know-how and processes are collectively referred to as the "2TM Third-Party Technology"). 2TM's trademark or trade name registrations related to the 2TM Products/Services and all of 2TM's copyrights in any of the 2TM Products/Services are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against 2TM (and 2TM is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging 2TM's use, possession, manufacture, sale, provision or distribution of the 2TM Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, technology, know-how or processes utilized by 2TM (including, without limitation, the 2TM Third-Party Technology) or challenging or question-ing the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the 2TM Third-Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by 2TM of any of the 2TM Products/Services. None of the 2TM Products/Services nor the use or exploita-tion of any patents, trademarks, trade names, copyrights, technology, know-how or processes by 2TM in its current business infringes on the rights of, constitutes misappro-priation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (B No employee of 2TM is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with 2TM or, to 2TM's actual knowledge, any other party because of the nature of the business conducted by 2TM or proposed to be conducted by 2TM.

     (C Each person presently or previously employed by 2TM (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to GTW or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of 2TM and such person, enforceable in accordance with their respective terms. Neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

     (D     No  product  or  service  liability  or  warranty  claims  which individually or in the aggregate could exceed One Thousand Dollars ($1,000) individually or Ten Thousand ($10,000) in the aggregate have been communicated to, or threatened against, 2TM nor, to 2TM's actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

     3.10 EMPLOYEE BENEFIT PLANS. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by 2TM. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by 2TM conforms to all applicable requirements of the Employees Retirement Income Security Act. The 2TM Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

     3.11 BANK ACCOUNTS. The 2TM Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which 2TM maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     3.12     CONTRACTS.

     (A 2TM has no agreements, contracts or commitments that provide for the sale, licensing or distribution by 2TM of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

     (B     Without  limiting  the  provisions of Section 3.9 and except for any agreements with GTW or LF, 2TM has not granted to any third party any exclusive rights of any kind with respect to any of the 2TM Products/Services.

     (C There is no outstanding sales contract, commitment or proposal of 2TM that is currently expected to result in any loss to 2TM (before allocation of overhead and administrative costs) upon completion or performance thereof.

     (D 2TM has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

     (E 2TM has no independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

     (F     2TM  has  no  currently  effective  collective  bargaining  or union agreements,  contracts  or  commitments.

     (G     2TM is not restricted by agreement from competing with any person or from  carrying  on  its  business  anywhere  in  the  world.

     (H     2TM  has not guaranteed any obligations of other persons or made any agreements  to  acquire  or  guarantee  any  obligations  of  other  persons.

     (I     2TM  has  no  outstanding  loan  or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by 2TM of any sum not reflected in the 2TM Financial Statements.

     (J All material contracts, agreements and instruments to which 2TM is a party are valid, binding, in full force and effect, and enforceable by 2TM in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. 2TM has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (K     The  2TM  Disclosure Schedule lists all material agreements pursuant to  which  2TM  has  agreed  to supply to any third party 2TM Products/Services.

     (L 2TM is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by 2TM under, or breach or violation by 2TM of, any contract, commitment or restriction to which 2TM is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on 2TM. To 2TM's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which 2TM is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on 2TM.

     (M All agreements, contracts and commitments (the "Material Contracts") listed or described in the 2TM Disclosure Schedule pursuant to this Section 3.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Merger without further action by the Surviving Corporation or GTW. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Merger, then 2TM has described in the 2TM Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

     (N     True  and correct copies of each document or instrument described in the 2TM Disclosure Schedule pursuant to this Section 3.12 have been made available to GTW, LF or their representatives.

     3.13 INSIDER TRANSACTIONS. No Affiliate of 2TM or 2TMD has any interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of 2TM; or (ii) any creditor, supplier, customer, agent or representative of 2TM; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     3.14 INSURANCE. The 2TM Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by 2TM.

     3.15 DISPUTES AND LITIGATION. Except as set forth in the 2TM Disclosure Schedule, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, or to its knowledge threatened against or affecting 2TM or any of its properties, assets or business or to which 2TM is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and to its knowledge, there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect 2TM or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting 2TM or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of 2TM or any such person's heirs, executors or administrators as against 2TM.

     3.16 COMPLIANCE WITH LAWS. 2TM has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. 2TM has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of 2TM for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by 2TM.

     3.17 SUBSIDIARIES. Other than 2TMD, 2TM has no subsidiaries. 2TM does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and 2TM does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     3.18     ENVIRONMENTAL  MATTERS.

     (A As of the date hereof, no underground storage tanks are present under any property that 2TM has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the 2TM Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of 2TM or, to 2TM's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that 2TM have at any time owned, operated, occupied or leased.

     (B At no time has 2TM transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has 2TM disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

     (C     2TM  currently holds all environmental approvals, permits, licenses, clearances and consents necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on 2TM.

     (D No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of 2TM, threatened concerning any Environmental Permit. 2TM is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on 2TM.

     3.19 CORPORATE DOCUMENTS. 2TM and 2TMD have furnished to GTW and LF for their examination: (i) copies of their Certificates or Articles of Incorporation and Bylaws; (ii) their Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to 2TM or 2TMD, or any securities of 2TM or 2TMD, and all applications for such permits, orders, and consents; and (iv) their stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of 2TM and 2TMD are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     3.20 NO BROKERS. Neither 2TM nor 2TMD is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     3.21 DISCLOSURE. No statements by 2TM or 2TMD contained in this Agreement and the Exhibits and 2TM Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     4. REPRESENTATIONS AND WARRANTIES OF GTW AND LF. Except as otherwise set forth in the GTW Disclosure Schedule attached hereto, GTW and LF jointly and severally represent and warrant to 2TM as set forth below. No fact or circumstance disclosed to 2TM shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the GTW Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by GTW and 2TM.

     4.1 ORGANIZATION. GTW and LF are corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. GTW and LF are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on GTW. The GTW Disclosure Schedule contains a true and complete listing of the locations of all sales offices, and any other offices or facilities of GTW, and a true and complete list of all states in which GTW maintains any employees. The GTW Disclosure Schedule contains a true and complete list of all states in which GTW is duly qualified to transact business as a foreign corporation. True and complete copies of GTW's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to 2TM or its representatives.

     4.2     CAPITALIZATION.

     (A) The authorized capital of GTW will consist, prior to the Closing, of 1,000,000 shares of Common Stock, of which 100 shares will be issued and outstanding. LF is the record and beneficial owner of all such shares of GTW
Common Stock, free and clear of any and all claims, liens, encumbrances or security interests.

     (B) Except as set forth in the GTW Disclosure Schedule, neither GTW nor LF has outstanding any preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any GTW capital stock or other securities.

     (C) All of the issued and outstanding shares of GTW capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of GTW's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     (D) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of GTW's capital stock.

     (E) GTW is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

     (F) GTW is not a party or subject to any agreement or understanding (and, to GTW's and LF's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

     4.3 POWER, AUTHORITY AND VALIDITY. GTW and LF have the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of GTW and LF and no other corporate proceedings on the part of GTW or LF are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. GTW and LF are not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which GTW is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Oklahoma, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to GTW's business, nor consent of any governmental authority, is required to be obtained on the part of GTW to permit the transactions contemplated herein and to permit GTW to continue the business activities of GTW as previously conducted by GTW without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by GTW and LF shall be, the valid and binding obligations of GTW and LF, enforceable in accordance with their respective terms.

     4.4     FINANCIAL  STATEMENTS.

     (A)     GTW  has  delivered  to 2TM copies of the GTW Financial Statements.

     (B) The GTW Financial Statements are complete and in accordance with the books and records of GTW and present fairly the financial position of GTW as of its historical dates. The GTW Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), GTW does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the GTW Financial Statements are adequate in light of the contingencies with respect to which they are made.

     (C) GTW has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the GTW Financial Statements, except for those (i) that may have been incurred after the date of the GTW Financial Statements; or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that GTW has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the GTW Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     4.5     SITE  STATISTICS

1.     The  current  active  registered  users  of  the  Site  are  1,800,000

2.     The Site receives on average no less than 300,000 unique visitors per day

3. The Site receives on average no less than 10,000,000 banner ad impressions per day

4. The Site accrues on average no less than $20,000 per day in banner ad revenue

5. The Site accrues on average approximately $6,000 per day payable to its web surfers pursuant to the "pay to surf" program

     4.6     TAX  MATTERS.

     (A) GTW has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from GTW have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the GTW Financial Statements are adequate and there are no tax liens on any property or assets of GTW. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (B) All taxes which GTW has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (C) GTW is not a party to any tax-sharing agreement or similar arrangement with any other party.

     (D) At no time has GTW been included in the federal consolidated income tax return of any affiliated group of corporations.

     (E) No payment which GTW is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (F) GTW is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     4.7     TAX-FREE  REORGANIZATION.

     (A) Neither GTW nor LF has taken or agreed to take any action that would prevent the Mergers from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (B) Neither GTW nor LF is an investment company as defined in ''368(a)(2)(F)(iii) and (iv) of the Code.

     4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, GTW has not:

     (A) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the GTW Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of GTW;

     (B) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

     (C) granted or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

     (D) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

     (E) issued any shares of its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its pursuant to the exercise of outstanding options;

     (F) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amorti-zation policies or rates adopted therein;

     (G) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (H) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

     (I)     suffered  any  labor  dispute;

     (J) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

     (K) incurred any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

     (L) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 4.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

     (M) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Ten Thousand Dollars ($10,000), or in the aggregate, in excess of Fifty Thousand Dollars ($50,000);

     (N) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

     (O) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the GTW Disclosure Schedule; or

     (P) agreed to take any action outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     4.9 TITLE AND RELATED MATTERS. GTW has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the GTW Financial Statements or acquired after the date of the GTW Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the GTW Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities. The equipment of GTW used in the operation of its business is in good operating condition and repair. All real or personal property leases to which GTW is a party are valid, binding, enforceable obligations of GTW effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The GTW Disclosure Schedule contains a description of all real and personal property leased or owned by GTW, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of GTW's leases have been provided to 2TM or its representatives.

     4.10     PROPRIETARY  RIGHTS.

     (A) GTW owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of GTW's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the GTW Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "GTW Proprietary Rights") and GTW has the right to transfer all such rights to GTWD as contemplated hereby. The foregoing representation as it relates to GTW Third-Party Technology (as hereinafter defined) is limited to GTW's interest pursuant to the GTW
Third-Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant GTW such rights to the GTW Third-Party Technology as are employed in or necessary to the business of GTW as conducted or proposed to be conducted. The GTW Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the GTW Products/ Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto; and (ii) a list of all licenses and other agreements with third parties (the "GTW Third-Party Licenses") relating to any inventions, technology, know-how, or processes that GTW is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by GTW (such software, inventions, technology, know-how and processes are collectively referred to as the "GTW Third-Party Technology"). GTW's trademark or trade name registrations related to the GTW Products/Services and all of GTW's copyrights in any of the GTW Products/Services are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against GTW (and GTW is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging GTW's use, possession, manufacture, sale, provision or distribution of the GTW Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, technology, know-how or processes utilized by GTW (including, without limitation, the GTW Third-Party Technology) or challenging or question-ing the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the GTW Third-Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by GTW of any of the GTW Products/Services. None of the GTW Products/Services nor the use or exploita-tion of any patents, trademarks, trade names, copyrights, technology, know-how or processes by GTW in its current business infringes on the rights of, constitutes misappro-priation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (B) No employee of GTW is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with GTW or, to GTW's actual knowledge, any other party because of the nature of the business conducted by GTW or proposed to be conducted by GTW.

     (C) Each person presently or previously employed by GTW (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to GTW or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of GTW and such person, enforceable in accordance with their respective terms. Neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

     (D) No product or service liability or warranty claims which individually or in the aggregate could exceed One Thousand Dollars ($1,000) individually or Ten Thousand ($10,000) in the aggregate have been communicated to, or threatened against, GTW nor, to GTW's actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

     (E) GoToWorld has a nonexclusive, royalty-free, perpetual, World wide license (exclusive of the excluded territories of Spain, Japan and Latin America) to the GoToWorld branded browser software and plug-ins, all in executable form only, including all upgrades or new features, if any, to the browser software and plug-ins, as such upgrades or new features become available.

     4.11 EMPLOYEE BENEFIT PLANS. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by GTW. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by GTW conforms to all applicable requirements of the Employees Retirement Income Security Act. The GTW Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

     4.12 BANK ACCOUNTS. The GTW Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which GTW maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.13     CONTRACTS.

     (A) GTW has no agreements, contracts or commitments that provide for the sale, licensing or distribution by GTW of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

     (B) Without limiting the provisions of Section 4.9 and except for any agreements with 2TM, GTW has not granted to any third party any exclusive rights of any kind with respect to any of the GTW Products/Services.

     (C) There is no outstanding sales contract, commitment or proposal of GTW that is currently expected to result in any loss to GTW (before allocation of overhead and administrative costs) upon completion or performance thereof.

     (D) GTW has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

     (E) GTW has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

     (F) GTW has no currently effective collective bargaining or union agreements, contracts or commitments.

     (G) GTW is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

     (H) GTW has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

     (I) GTW has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by GTW of any sum not reflected in the GTW Financial Statements.

     (J) All material contracts, agreements and instruments to which GTW is a party are valid, binding, in full force and effect, and enforceable by GTW in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. GTW has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (K) The GTW Disclosure Schedule lists all material agreements pursuant to which GTW has agreed to supply to any third party GTW Products/Services.

     (L) GTW is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by GTW under, or breach or violation by GTW of, any contract, commitment or restriction to which GTW is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on GTW. To GTW's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which GTW is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on GTW.

     (M) All agreements, contracts and commitments (the "Material Contracts") listed or described in the GTW Disclosure Schedule pursuant to this
Section 4.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Mergers without further action by the Surviving Corporation or GTW. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Mergers, then GTW has described in the GTW Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

     (N) True and correct copies of each document or instrument described in the GTW Disclosure Schedule pursuant to this Section 4.12 have been made available to 2TM or its representatives.

     4.14 INSIDER TRANSACTIONS. No Affiliate of GTW or LF has any interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of GTW; or (ii) any creditor, supplier, customer, agent or representative of GTW; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     4.15 INSURANCE. The GTW Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by GTW.

     4.16 DISPUTES AND LITIGATION. Except as set forth in the GTW Disclosure Schedule, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, or to its knowledge threatened against or affecting GTW or any of its properties, assets or business or to which GTW is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and to its knowledge, there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect GTW or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting GTW or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of GTW or any such person's heirs, executors or administrators as against GTW.

     4.17 COMPLIANCE WITH LAWS. GTW has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. GTW has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of GTW for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by GTW.

     4.18 SUBSIDIARIES. GTW has no subsidiaries. GTW does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and GTW does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     4.19     ENVIRONMENTAL  MATTERS.

     (A) As of the date hereof, no underground storage tanks are present under any property that GTW has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the GTW Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of GTW or, to GTW's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that GTW have at any time owned, operated, occupied or leased.

     (B) At no time has GTW transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has GTW disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

     (C) GTW currently holds all environmental approvals, permits, licenses, clearances and consents necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on GTW.

     (D) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of GTW, threatened concerning any Environmental Permit. GTW is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on GTW.

     4.20 CORPORATE DOCUMENTS. GTW has furnished to 2TM for its examination: (i) copies of its Certificate or Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to GTW, or any securities of GTW, and all applications for such permits, orders, and consents; and (iv) their stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of GTW are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     4.21 NO BROKERS. Neither GTW nor LF is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     4.22 DISCLOSURE. No statements by GTW or LF contained in this Agreement and the Exhibits and GTW Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.     PRECLOSING  COVENANTS  OF  2TM  AND  2TMD.

     5.1 NOTICES AND APPROVALS. 2TM agrees: (a) to give and to cause 2TMD to give all notices to third parties which may be necessary or deemed desirable by GTW in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain and to cause 2TMD to obtain, all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GTW in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause 2TMD to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by GTW in connection with this Agreement and the consummation of the transactions contemplated hereby.

     5.2     EMPLOYMENT  AGREEMENTS,  OTHER  COMMITMENTS.

     (A) Prior to the Closing, all employment agreements to which 2TM is a party shall be reviewed by 2TM and GTW and assumed by 2TMD as of the Closing with such modifications as may be acceptable to 2TM, GTW and the employee party to such agreement.

     (B) Prior to the Closing, 2TMD shall enter into an employment agreement with Ian S. Simpson, to serve as 2TMD's President, Chief Executive Officer and Chairman, which agreement shall provide, among other provisions: (i) a base annual salary of $200,000 for a three year term, and (ii) a grant of 500,000 options to purchase 2TMD common stock vesting over four years with an exercise price of $2.00 per share, with 25% of these options vesting as the Effective Time and 25% of these options vesting on any secondary offering of shares by 2TMD.

     (C) Prior to the Closing, 2TMD shall enter into a consulting agreement with Steven W. Rebeil, which agreement shall provide, among other provisions:
(i) a base annual payment of $200,000, payable not less than monthly for a three year term, and (ii) a grant of 500,000 options to purchase 2TMD common stock vesting over four years with an exercise price of $2.00 per share, with 25% of these options vesting as the Effective Time and 25% of these options vesting on any secondary offering of shares by 2TMD.

     (D) Prior to the Closing, 2TMD shall enter into a consulting agreement with Dominic J. Magliarditi, which agreement shall provide among other provisions: (i) a base annual payment of $200,000, payable not less than monthly, for a three year term, and (ii) a grant of 500,000 options to purchase 2TMD common stock vesting over four years with an exercise price of $2.00 per share, with 25% of these options vesting as the Effective Time and 25% of these options vesting on any secondary offering of shares by 2TMD.

     (E) Prior to the Closing, 2TMD shall enter into an employment agreement with Sean Gharavi, to serve as 2TMD's Director of Internet Marketing, which agreement shall provide among other provisions: (i) a base annual salary of $90,000 for a three year term, and (ii) a grant of 20,000 options to purchase 2TMD common stock vesting over four years with an exercise price of $5.00 per share.

     (F) Prior to the Closing, 2TMD shall enter into an agreement with Yuri Mordovskoi, who will become a Director of 2TMD post-closing, to issue 100,000 options to purchase 2TMD common stock vesting over four years with an exercise price of $5.00 per share, with 50% of the options vesting on any secondary offering of shares by 2TMD. Mr. Mordovskoi shall have no fewer options than any new director on the Board of Directors of 2TMD.

     5.3 ADVICE OF CHANGES. 2TM will promptly advise GTW in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of 2TM or 2TMD contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in 2TM's business, taken as a whole.

     5.4 INFORMATION FOR GTW'S STATEMENTS AND APPLICATIONS. 2TM and 2TMD and their employees, accountants and attorneys shall cooperate fully with GTW in the preparation of any statements or applications made by GTW to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GTW with all information concerning 2TM and 2TMD necessary or deemed desirable by GTW for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     5.5 CONDUCT OF BUSINESS BY 2TM. Until the Closing, 2TM will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of GTW:

     (A) borrow any money which borrowings exceed in the aggregate Ten Thousand Dollars ($10,000) or incur or commit to incur any capital expenditures in excess of Ten Thousand Dollars ($10,000) in the aggregate;

     (B) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of 2TM (including sales or transfers to Affiliates of 2TM), except for sales of inventory in the usual and ordinary course of business;

     (C) dispose of any of its assets, except in the regular and ordinary course of business;

     (D) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

     (E) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis in prior periods);

     (F)     change  accounting  methods;

     (G) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

     (H) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

     (I) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

     (J) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than stock options granted as part of existing stock option program or pursuant to any recapitalization plan disclosed to and approved by GTW in its discretion and except for the issuance of up to 2,500,000 shares pursuant to 2TM's current Private Placement Memorandum;

     (K) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (L) amend its Certificate of Incorporation or Bylaws except as necessary to carry out a recapitalization plan;

     (M) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of 2TM;

     (N) do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of 2TM), except as would occur in the ordinary course of 2TM's business, between the date of the 2TM Financial Statements and the Closing Date; or

     (O)     agree  to  do  any of the things described in the preceding clauses
Section  5.5(a)  through  (n).

     6.     PRECLOSING  COVENANTS  OF  GTW  AND  LF.

     6.1 NOTICES AND APPROVALS. GTW and LF agree: (a) to give all notices to third parties which may be necessary or deemed desirable by 2TM in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by 2TM in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by 2TM in connection with this Agreement and the consummation of the transactions contemplated hereby.

     6.2 EMPLOYMENT AGREEMENTS, OTHER COMMITMENTS TERMINATED. Prior to the Closing, all employment agreements to which GTW is a party shall be reviewed by 2TM and GTW and, as agreed between them, either terminated prior to the Closing or assumed by 2TMD as of the Closing with such modifications as may be acceptable to 2TM, GTW and the employee party to such agreement.

     6.3 ADVICE OF CHANGES. GTW will promptly advise 2TM in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of GTW or LF contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in GTW's business, taken as a whole.

     6.4 INFORMATION FOR 2TM'S STATEMENTS AND APPLICATIONS. GTW and LF and their employees, accountants and attorneys shall cooperate fully with 2TM in the preparation of any statements or applications made by 2TM to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish 2TM with all information concerning GTW and LF necessary or deemed desirable by 2TM for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.5 CONDUCT OF BUSINESS BY GTW. Until the Closing, GTW will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of 2TM:

     (A) borrow any money which borrowings exceed in the aggregate Ten Thousand Dollars ($10,000) or incur or commit to incur any capital expenditures in excess of Ten Thousand Dollars ($10,000) in the aggregate;

     (B) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of GTW (including sales or transfers to Affiliates of GTW), except for sales of inventory in the usual and ordinary course of business;

     (C) dispose of any of its assets, except in the regular and ordinary course of business;

     (D) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

     (E) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis in prior periods);

     (F)     change  accounting  methods;

     (G) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

     (H) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

     (I) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

     (J) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than stock options granted as part of existing stock option program or pursuant to any recapitalization plan disclosed to and approved by 2TM in its discretion;

     (K) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (L) amend its Certificate of Incorporation or Bylaws except as necessary to carry out a recapitalization plan;

     (M) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of GTW;

     (N) do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of GTW), except as would occur in the ordinary course of GTW's business, between the date of the GTW Financial Statements and the Closing Date; or

     (O)     agree  to  do  any of the things described in the preceding clauses
Section  6.5(a)  through  (n).

     7.     MUTUAL  COVENANTS.

     7.1 NO PUBLIC ANNOUNCEMENT. The parties shall make no public announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Merger until such time as they agree to the contents of a mutually satisfactory press release which they intend to publicly-release on the date of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

     7.2 OTHER NEGOTIATIONS. Between the date hereof and the Closing, or such earlier date as GTW and 2TM mutually agree to discontinue discussions of the Merger, neither GTW nor 2TM will take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions pursuant to this Agreement) regarding any acquisition, any merger or consolidation with or involving 2TM or GTW, or any acquisition of any material portion of the stock or assets. 2TM and GTW agree that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

     7.3 DUE DILIGENCE, INVESTIGATION, AND AUDITS. At such time prior to the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

     7.4 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, 2TM, 2TMD, GTW and LF shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     7.5 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     7.6 OUTSTANDING OPTIONS. At the Effective Time, the parties hereto agree that the Surviving Corporation shall adopt a stock incentive plan that will authorize the issuance of the lessor of (1) 15,000,000 shares of the Surviving Corporation's common stock, or (2) generally, twenty percent (20%) of the outstanding Shares at that time. The Surviving Corporation shall issue replacement options under the Plan as provided on Schedule A, attached hereto and incorporated herein by this reference. In no event shall these replacement options be issued on less than an equivalent and equal basis as those existing options issued to the GTW and 2TM existing employees. At the Effective Time, the parties hereto agree that the Surviving Corporation shall immediately deem vested twenty-five percent (25%) of all unvested options set forth on Schedule A, on the same terms and conditions, including Exercise Price and Term as set forth on that Schedule. At, or subsequent to the Effective Time, the parties hereto agree that the Surviving Corporation shall issue up to 250,000 additional options to the remaining LF employees under the Plan.

     7.7 COMPLETION OF INVESTMENT. At the Effective Time, the parties hereto agree that Steven W. Rebeil shall be issued an aggregate of 2,000,000 shares of common stock of 2TMD in consideration for his investment of $2,000,000 in 2TM.

     8.     CLOSING  MATTERS.

     8.1 FILING OF CERTIFICATES OF MERGER. On the date of the Closing, but not prior to the Closing, the Certificates of Merger for the Initial Merger shall be filed with the offices of the Secretary of State of the State of Delaware and Oklahoma and the merger of 2TM with and into 2TMD shall be consummated. Immediately after filing of the initial Certificates of Merger, the Certificate of Merger for the Subsequent Merger shall be filed with the offices of the Secretary of State of the State of Delaware and the merger of GTW with and into 2TMD shall be consummated.

     8.2 EXCHANGE OF CERTIFICATES. At the Closing, LF shall exchange its GTW Common Stock certificate(s) for a certificate representing the 2TMD Common Stock issuable upon execution of the Mergers. At the Effective Time, all certificates representing 2TM Common Stock shall, without any further action on the part of the shareholders holding such shares, represent an equivalent number of shares of 2TMD Common Stock.

     8.3 DELIVERY OF DOCUMENTS. On or before the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Sections 9 and 10, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by 2TM, 2TMD, GTW and/or LF, as the case may be. All documents which 2TM or 2TMD shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to GTW. All documents which GTW or LF shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to 2TM.

     9. CONDITIONS TO 2TM'S OBLIGATIONS. Unless otherwise provided below, 2TM's and 2TMD's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by Closing of each of the following conditions (any one or more of which may be waived by 2TM, but only in a writing signed by 2TM):

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of GTW and LF set forth in Section 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and 2TM shall receive a certificate to such effect executed by the Chairmen and Presidents of GTW and LF.

     9.2 COVENANTS. GTW and LF shall have performed and complied with all of its covenants contained in Sections 6 and 7 on or before the Closing, and 2TM shall receive a certificate from GTW and LF to such effect executed by the Presidents of GTW and LF.

     9.3 NO LITIGATION. On and as of the Closing, no litigation or proceeding shall be threatened or pending against GTW with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and 2TM shall receive a certificate to such effect executed by the Chairmen and Presidents of GTW and LF.

     9.4 NO ADVERSE DEVELOPMENT. There shall not have been any material adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of GTW since the date of this Agreement, and 2TM shall receive a certificate to such effect executed by the Chairmen and President of GTW.

     9.5 AUTHORIZATIONS. 2TM shall have received from GTW written evidence that the execution, delivery and performance of GTW's and LF's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of GTW and LF.

     9.6 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

     9.7 OPINION OF GTW'S COUNSEL. At the Closing, 2TM shall have received from counsel to GTW an opinion dated as of the Closing Date in substantially the form attached hereto as Exhibit D.

     9.8     FILING  OF  CERTIFICATE  OF  MERGER.  As  of  the  Closing,  the
Certificate of Merger for the Initial Merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Oklahoma and the Certificate of Merger for the Subsequent Merger shall have been filed with the Secretary of State of the State of Delaware.

     10. CONDITIONS TO GTW'S AND LF'S OBLIGATIONS. Unless otherwise provided below, the obligations of GTW and LF are subject to the fulfillment or satisfaction by Closing, of each of the following conditions (any one or more of which may be waived by GTW, but only in a writing signed by GTW):

     10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of 2TM and 2TMD contained in Section 3 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and GTW shall receive a certificate from 2TM and 2TMD to such effect with respect to the representations and warranties of 2TM and 2TMD executed by the Chairmen and Presidents of 2TM and 2TMD.

     10.2 COVENANTS. 2TM and 2TMD shall have performed and complied with all of its covenants contained in Sections 5 and 6 on or before the Closing, and GTW shall receive a certificate from 2TM and 2TMD to such effect signed by the Chairmen and Presidents of 2TM and 2TMD.

     10.3 NO LITIGATION. On and as of the Closing, no litigation or proceeding shall be threatened or pending against 2TM or 2TMD for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and GTW shall receive a certificate from 2TM and 2TMD to such effect signed by the Chairmen and Presidents of 2TM and 2TMD.

     10.4 AUTHORIZATIONS. GTW shall have received from 2TM written evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by 2TM's Board of Directors and by 2TMD's Board of Directors. GTW shall have received a certificate from 2TM and 2TMD to such effect signed by the Chairmen and Presidents of 2TM and 2TMD.

     10.5 NO ADVERSE DEVELOPMENT. There shall not have been any material adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of 2TM since the date of this Agreement. GTW shall have received a certificate from 2TM to such effect signed by the Chairmen and President of 2TM.

     10.6 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken

     10.7 OPINION OF 2TM'S COUNSEL. At the Closing, GTW shall have received from counsel to 2TM, an opinion dated the Closing Date in substantially the form attached hereto as Exhibit C.

     10.8 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Initial Merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Oklahoma and the Certificate of Merger for the Subsequent Merger shall have been filed with the Secretary of State of the State of Delaware.

     11.     TERMINATION  OF  AGREEMENT.

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

     (A) By GTW or LF if any of the conditions precedent to GTW's and LF's obligations pursuant to Section 10 shall not have been fulfilled at and as of the Closing.

     (B) By 2TM if any of the conditions precedent to 2TM's and 2TM's obligations pursuant to Section 9 above shall not have been fulfilled at and as of the Closing.

     (C) By 2TM in the event that 5% or more of the shareholders of 2TM elect to exercise dissenters rights in accordance with applicable Oklahoma corporate law.

     (D) By either 2TM or GTW, if the Merger is not effected by August 30, 2000.

     Any termination of this Agreement under this Section 11.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

     11.2 LIABILITY FOR TERMINATION. Any termination of this Agreement pursuant to this Section 11 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties. The provisions of this Section 11.2 shall survive termination.

     11.3 CERTAIN EFFECTS OF TERMINATION. In the event of the termination of this Agreement as provided in Section 11.1 hereof, each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect; and

     11.4 REMEDIES. No party shall be limited to the termination right granted in Section 11.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

     (A) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

     (B)     decline  to  close, terminate this Agreement as provided in Section
11.1  hereof,  and  thereafter  seek  damages.

     12.     INDEMNIFICATION.

     12.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements of the parties contained in Sections 3 and 4 of this Agreement or in any writing delivered pursuant to such sections, to the extent that a breach or default in any such representations, warranties, covenants or agreements is not as a result of fraud, shall not terminate at, but rather shall survive, the Closing Date and shall terminate on the date which is 24 months from the Closing; provided, however, that such representations, warranties, covenants and agreements shall survive as to any claim or demand made prior to 24 months from the Closing until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or by a court of competent jurisdiction.

     12.2 INDEMNIFICATION BY 2TM. 2TM shall indemnify and hold harmless GTW, LF, their directors and officers, and each other person, if any, who controls GTW or LF within the meaning of the Securities Act ("Controlling Persons") in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by GTW or LF, any of their directors, officers or Controlling Persons in connection with any misrepresentation or breach of any warranty made by 2TM or 2TMD in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement.

     12.3 INDEMNIFICATION BY GTW AND LF. GTW and LF shall, jointly and severally, indemnify and hold harmless 2TM in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by 2TM in connection with any misrepresentation or breach of any warranty made by GTW or LF in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement.

     12.4     CLAIMS  FOR  INDEMNIFICATION.

     (A)     Whenever  any  claim  shall  arise  for  indemnification under this
Section 12, the indemnified party shall describe such claim in a Notice of Claim to the other party and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by the indemnified party, (B) contain a description of the claim, (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of Section 12 hereof, and is being given in good faith.

     (B) The indemnified party shall give the other party prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or Third-Party Claim and, with respect to any Third-Party Claim, the indemnified party shall undertake the defense thereof by representatives reasonably satisfactory to the indemnified party and the other partie(s) hereto. The indemnified party shall not have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of the other party. Each party shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of its own choosing at its own expense. In the event the indemnified party, within a reasonable time after notice of any Third-Party Claim, fails to defend, the other party shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account of, 2TM, GTW or LF, at the expense and risk of all parties to the extent of their liability set forth in Section 12. No party shall, without the indemnified party's written consent, settle or compromise any such Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third-Party Claim.

     12.5 ARBITRATION. If a party makes a good faith determination that a breach (or potential breach) of any of the confidentiality, non-competition, or intellectual property rights provisions of this Agreement by the other party may result in damages or consequences that will be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is necessary for a realistic and adequate remedy, that party may seek immediate injunctive relief without first seeking relief through arbitration. After the court has ruled on the request for injunctive relief, the parties will thereafter proceed with arbitration of the dispute and stay the litigation pending arbitra-tion. Subject to the foregoing, any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration conducted by JAMS/Endispute under the JAMS/Endispute Rules for Complex Arbitration (the "JAMS Rules"). This arbitration provi-sion is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Courts for the Central District of California shall be entered upon the award made pursuant to the arbitration. A single arbitra-tor, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the JAMS Rules within ten
(10) days of the submis-sion to JAMS/Endispute of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the JAMS Rules; provided, however, that the arbitrator shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights to recover any such damages. The arbitrator shall award the prevailing party its costs and reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fees. All arbitration shall be held in Orange County, California. In addition to the above court, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitra-tion. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdic-tion of the state and federal courts situated where the respondent is domiciled or resides as of the Effective Date in any action to enforce an arbitration award. With respect to any request for immediate injunctive relief, that state and federal courts in Orange County, California shall have exclusive jurisdiction and venue over any such disputes.

     12.6 LIMITATION ON INDEMNIFICATION. No indemnified party hereunder will be entitled to make a claim against any indemnifying party under Section
12.2 or 12.3 unless and until (i) the aggregate amount of losses indemnifiable by 2TM, GTW or LF exceeds Fifty Thousand Dollars ($50,000).

     13.     MISCELLANEOUS.

     13.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     13.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     13.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     13.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

     13.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     13.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

     13.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     13.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     13.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.11.

2TM  or  2TMD:

     2TheMart.com,  Inc.
     18301  Von  Karman  Avenue
     Seventh  Floor
     Irvine,  CA  92612
     Attn.  Steven  Rebeil
     Facsimile  No.:  (949)  477-1221

With  copy  to:
     M.  Richard  Cutler,  Esq.
     Cutler  Law  Group
     610  Newport  Center  Drive,  Suite  800
     Newport  Beach,  CA  92660
     Facsimile  No.:  (949)  719-1977

GTW  and  LF:

     Language  Force
     Gotoworld.com,  Inc.
     1601  E.  Lincoln  Avenue
     Orange,  CA  92685
     Attn:  Ian  S.  Simpson
     Facsimile  No.:  (714)  279-9368.

     With  copy  to:
     William  T.  Gay,  Esq.
     Snell  &  Wilmer
     1920  Main  Street,  Suite  1200
     Irvine,  CA  92614
     Facsimile  No.:  (949)  955-2507

Such  notice  will  be  treated  as  having  been  received upon actual receipt.

     13.12     TIME.  Time  is  of  the  essence  of  this  Agreement.

     13.13 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     13.14 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.14.

     13.15 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     13.16 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.17 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. Except for the agreements provided for in Section 5.2 of this Agreement, no provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third-party bene-ficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of 2TM specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


2THEMART.COM,  INC.           GOTOWORLD.COM,  INC.
an  Oklahoma  corporation     a  Delaware  corporation


By:/s/ Steven W. Rebeil       By: /s/ Ian S. Simpson
   Steven  W.  Rebeil,        Ian  S.  Simpson,
   Chairman and Chief         Chairman  and  President
   Executive Officer

2THEMART.COM,  Inc.           LANGUAGEFORCE,  INC.
a  Delaware  corporation      a  Colorado  corporation


By:/s/ Steven W. Rebeil       By: /s/ Ian S. Simpson
   Steven  W.  Rebeil,        Ian  S.  Simpson,
   Chairman and Chief         President
   Executive Officer